EXHIBIT 99.1

Dermata Therapeutics Provides Corporate Update and Reports Second Quarter

2023 Financial Results

- Raised an aggregate of $6.8 million in gross proceeds from two financings completed in 1H 2023 -

- Received positive feedback on its End of Phase 2 meeting package from FDA in June 2023 -

- Phase 3 STAR-1 study is projected to start enrolling patients in the 2H 2023 -

SAN DIEGO, CA, August 10, 2023 – Dermata Therapeutics, Inc. (Nasdaq: DRMA; DRMAW) (“Dermata,” or the “Company”), a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin diseases and conditions, today highlighted recent corporate progress, and reported financial results for the second quarter ended June 30, 2023.

“The second quarter was another crucial period for our team where we successfully raised additional capital to extend our runway into the second quarter of 2024 and we received positive feedback from FDA on our End of Phase 2 meeting package. We are excited that FDA agreed that our Phase 3 clinical study design appeared acceptable to support filing a new drug application and we have submitted amendments to the Phase 3 protocols to include some additional safety testing as recommended by FDA,” said Gerry Proehl, Dermata’s Chairman, President, and Chief Executive Officer. “We are currently completing the manufacturing of the drug product and placebo batches for the Phase 3 clinical trials in anticipation of final agreement with FDA to initiate the Phase 3 clinical program,” concluded Mr. Proehl.

Corporate Highlights

•	Dermata successfully closed a $1.8 million offering in May 2023 priced at-the-market under Nasdaq rules. The Compnay closed a registered direct offering of an an aggregate of 800,877 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to 800,877 shares of common stock at a combined offering price of $2.285 per share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrant, for aggregate gross proceeds of $1.8 million, before deducting the placement agent's fees and other offering expenses payable by the Company.

•	FDA provided responses to the Company’s End of Phase 2 Meeting Package in June 2023. The Company received responses from FDA on the Company’s End of Phase 2 meeting package including an agreement that (1) the Company’s nonclinical program appears reasonable to support Phase 3 clinical trials, (2) the overall Phase 3 clinical development program appears acceptable to support filing a New Drug Application (NDA), (3) the three co-primary endpoints and secondary endpoints proposed in the Phase 3 clinical trial protocols are acceptable, and (4) the completed and planned nonclinical studies would be sufficient to support the submission of an NDA. Additionally, at the recommendation of FDA, the Company has agreed to include additional safety evaluations (laboratory measurements, electrocardiograms, and an extension study) in the Phase 3 clinical program and the Company has submitted final amended protocols to FDA.

Anticipated Upcoming Milestones

•	Initiate DMT310 Phase 3 Program in Moderate-to-Severe Acne. After receiving responses from FDA on the amended Phase 3 clinical trial protocols, the Company intends to initiate its DMT310 Phase 3 STAR-1 study in 2H 2023. STAR-1 will be the first of two Phase 3 clinical studies the Company will need to complete prior to filing an NDA. If the Phase 3 program is successful, the Company intends to submit an NDA to FDA seeking regulatory approval of DMT310 for the treatment of moderate-to-severe acne.

•	DMT410 Partnership Discussions. The Company continues to pursue partnership discussions for its DMT410 program for the topical delivery of botulinum toxin.

Second Quarter 2023 Financial Results

As of June 30, 2023, Dermata had $8.4 million in cash and cash equivalents, compared to $6.2 million as of December 31, 2022. The increase in cash and cash equivalents resulted from $5.7 million net proceeds from the financing that closed in March 2023 and May 2023, offset by $3.5 million of cash used in operations for the six months ended June 30, 2023. Dermata expects its current cash resources are sufficient to fund operations into the second quarter of 2024.

Research and development expenses were $0.8 million for the quarter ended June 30, 2023, compared to $1.6 million for the quarter ended June 30, 2022. The decrease in research and development expenses was due to decreased clinical expenses, offset by increased non-clinical and chemicals, manufacturing, and controls expenses for the DMT310 program.

General and administrative expenses were $0.9 million for the quarter ended June 30, 2023, compared to $1.1 million for the quarter ended June 30, 2022, resulting from decreases in payments for insurance policy premiums.

About Dermata Therapeutics

Dermata Therapeutics, Inc. is a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin diseases and conditions. The Company's lead product candidate, DMT310, is the Company’s first product candidate being developed from its Spongilla technology platform. DMT310 is a once-weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 has been studied for the treatment of acne, rosacea, and psoriasis. The Company's second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of hyperhidrosis and multiple aesthetic skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are based on the Company's current beliefs and expectations and new risks may emerge from time to time. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors including, but are not limited to, statements related to: expectations with regard to the timing of meetings and/or responses from submissions with regulatory bodies; expectations with regard to the timing of submission of an NDA; the uncertainties inherent in clinical trials; expectations with regard to any potential partnership opportunities for any of the Company's product candidates; the Company's expectations with regard to current cash and cash equivalents and the amount of time it will fund operations; the success, cost, and timing of its product candidates DMT310 and DMT410 development activities and ongoing and planned clinical trials; and whether the results of any ongoing or planned clinical trials of DMT310 or DMT410 will lead to future product development. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval, and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to Dermata's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dermata undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

DERMATA THERAPEUTICS, INC.

Balance Sheets

	June 30, 2023	December 31, 2022
In 000's	(unaudited)
Assets
Cash and cash equivalents	$8,439	$6,241
Prepaid expenses and other current assets	274	703
Total assets	8,713	6,944
Liabilities
Accounts payable	438	496
Accrued liabilities	245	426
Total liabilities	683	922
Equity	8,030	6,022
Total liabilities and equity	$8,713	$6,944

DERMATA THERAPEUTICS, INC.

Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
In 000's, except share and per share data	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Research and development (1)	$839	$1,613	$2,032	$3,208
General and administrative (1)	893	1,118	1,979	2,308
Total operating expenses	1,732	2,731	4,010	5,516
Loss from operations	(1,732)	(2,731)	(4,010)	(5,516)
Interest income, net	(31)	-	(69)	-
Net loss	$(1,701)	$(2,731)	$(3,942)	$(5,516)

Net loss per common share, basic and diluted	$(0.63)	$(3.90)	$(2.13)	$(9.02)
Weighted average common shares outstanding, basic and diluted	2,704,987	699,679	1,850,167	611,344

(1) Includes the following stock-based compensation expense:
Research and development	$48	$53	$97	$109
General and administrative	$83	$208	$166	$366

Investors:

Sean Proehl

Senior Director, Legal and Business Development

info@dermatarx.com